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                                                                    EXHIBIT 99.1

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                              FOR IMMEDIATE RELEASE
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For Information Contact: (954) 489-4000
Larry Wahl - ext.7225
Alex Riethmiller - ext. 7535

               Sports.com Limited Placed in Administration in U.K.

            Action has no material financial effect on SportsLine.com

FORT LAUDERDALE (May 31, 2002) - SportsLine.com, Inc. (NASDAQ: SPLN), a leading Internet sports media company and publisher of CBS SportsLine.com (cbs.sportsline.com), today announced that Sports.com Limited, Europe's leading
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digital sports channel provider and publisher of www.sports.com, was today
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placed into administration in an attempt to preserve the business and find a buyer. Administration is a procedure in the U.K. pursuant to which a court-appointed administrator assumes day-to-day control of a company in order to determine whether a business should be reorganized, sold or liquidated. SportsLine owns approximately 30% of Sports.com Limited, which has been carried at a zero cost basis on SportsLine.com's financial statements since last year.

The actions affecting Sports.com will not have any material effects on the financial condition or business operations of SportsLine.com. As previously disclosed, since July 17, 2001, SportsLine.com had no longer consolidated the results of Sports.com and has accounted for its investment in Sports.com under the equity method of accounting. SportsLine.com had not been recording any losses generated by Sports.com after July 17, 2001 as the book value of its investment in Sports.com had been reduced to zero.

Bruce Mackay and Colin Haig of the London accounting firm of Baker Tilly were appointed this morning as administrators in the London High Court. According to Sports.com's announcement, Mackay said, "We think there is a possibility of selling the sports.com website and we intend to run it through the World Cup. For this we need to secure the support of key suppliers, the advertisers and sponsors, and of course the public who use the site."

"SportsLine.com's focus has been on our core domestic business and this action will have no effect on how we operate or on our financial condition as we deconsolidated Sports.com's operating results last year," said Michael Levy, founder, chairman and CEO of SportsLine.com. "We and the other shareholders were unwilling to provide additional capital to fund Sports.com's operations and we support the decision by the Sports.com Board of Directors to place the company in administration in order to protect the creditors."

SportsLine.com owns and licenses the sports.com domain to Sports.com Limited under the terms of an inter-company agreement. In the event of a sale of Sports.com Limited, SportsLine.com will carefully evaluate the terms of the inter-company agreement to determine how it will be affected, including the right of any purchaser to continue to use the sports.com domain.

Sports.com was formed and launched its first Web site in the United Kingdom in 1999. Sports.com has subsidiaries in Italy, France, Germany and Spain, which according to the administrators are not in administration but are for sale.
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About SportsLine.com, Inc.
SportsLine.com is the leading edge of media companies providing Internet sports content, community and e-commerce. As the publisher of CBS SportsLine.com and the official Web sites of the NFL and the PGA TOUR, the Company serves as one of the most comprehensive sports information sources available, containing an unmatched breadth and depth of multimedia sports news, information, entertainment and merchandise. SportsLine.com also has strategic relationships with Major League Baseball and the NBA, and serves as a primary sports content provider for America Online.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com's actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, the growth rate of the Internet, constantly changing technology and market acceptance of the company's products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com's Securities and Exchange Commission filings, including those discussed under the caption "Risk Factors That May Affect Future Results" in SportsLine.com's latest Annual Report on Form 10-K. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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